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                           SUB-LEASE - RAD-BYNET GROUP
                                   March 1999

Concluded on March___1999 between the Company RAD Data Communications Ltd. (hereinafter : "the Lessor") and the Company RADVision Ltd. (hereinafter : "the Lessee"), as follows :

1. "The Premises" - an area of 292 square metres on Level A in Stage B in the building situate at 24 Raoul Wallenberg Road Tel Aviv, as marked on the diagram in ANNEX A together with 32 parking bays.

2. The Lessor leases the Premises under a sub-lease from the Company Bay Networks (Israel) Ltd. (hereinafter : "Bay") which leases the Premises from Vitalgo Textile Enterprises Ltd. (hereinafter : "the Owner").

3. Bay and the Owner have given approval to the Lessor for the lease of the Premises to the Lessee, subject to the agreements between Bay and the Owner and between Bay and the Lessor (hereinafter : "the Principal Lease Agreements"). The Principle Lease Agreements are attached hereto as ANNEX C.

4. Subject to the provisions of the Principal Lease Agreements and of this Agreement, the Lessee leases the Premises from the Lessor under a sub-lease with effect from 18th March 1999 (hereinafter : "the Date of Commencement of the Lease") until 30th September 2000 (hereinafter :
         "the Lease Period"). Notwithstanding all the foregoing, should this be required by the Owner and/or by Bay, the Lessor shall have the right to give notice of termination of the lease to the Lessee prior to the expiration of the Lease Period at such time as it shall be required so to do by the Owner and/or by Bay. The Lessee shall not be entitled to any consideration and/or compensation of any kind arising from the termination of the Agreement for any reason. The provisions of this paragraph are fundamental provisions and constitute the basis for the entering into of contractual arrangements under this Agreement.

         Should the Lessor also continue to lease the Premises from Bay and/or from the Owner after 30th September 2000, an option shall be granted to the Lessee to extend the Lease Period and for the lease of the Premises by the Lessor for the entire duration of the Lessee's further Lease Period from Bay and/or the Owner (hereinafter : "the Further Lease Period"), subject however to all the provisions of this Agreement, to the Principal Lease Agreements, including the amendments thereto, if any, and such agreements for the renewal of the lease relating to the


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         Premises as shall, if at all, be entered into between the Lessor and
         Bay and/or the Owner.

5. The Lessee accepts the Premises in their present condition, "As Is", in clean and good condition, meeting its needs (hereinafter : "the Basic Condition of the Premises").

6. Should the Lessee request alterations to be effected to the Premises in a departure from the Basic Condition of the Premises, the Lessor shall effect the same in accordance with such specification and plans as shall be approved in advance and in writing by the Lessor and which shall be attached as ANNEX B to this Agreement. Upon the termination of this Agreement for any reason, should the Owner and/or Bay require this, the Lessee shall be obliged to restore the Premises to the Basic Condition of the Premises. For the sake of clarity, the Lessee shall not be required to reinstate the former condition and to remove those alterations which had been made as set forth in the diagram attached to letter from Mr. Yehuda Kashti dated 17th March 1999, attached to this Agreement as ANNEX E. After the alterations have been effected, as set out above, the Lessee shall not effect any further alteration to the premises (hereinafter : "the Further Changes") without the prior written consent of the Lessor.

7.       The monthly rental shall be as follows :

         7.1 A sum in new Israeli shekels equal to US $ 18.5 per square metre. A sum in new Israeli shekels equal to US $ 120 for each covered parking bay.

                  Should during the Further Lease Period the rental which the Lessor pays to Bay and/or to the Owner increase, the rental payable by the Lessee to the Lessor as set forth above shall be increased in the same proportion.

                  The aforesaid rental shall be translated into new Israeli shekels at the representative rate of exchange of the dollar as at 18th March 1999, from which date it shall be linked to the Consumer Price Index as is know on the date of each and every actual payment.

         7.2 In addition to the rental and to the payments set forth above, the Lessee shall be responsible for the payments set forth in paragraphs 9 and 10 hereunder.


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8.       The rental, including value added tax, shall be paid quarterly for three (3) months in advance, on the first day of each calendar month, or on the first business day next following the first day of the month if this day is a Sabbath or Holiday. The first payment shall be on 15th April 1999 for the months 18th March - to June 30 1999, and with effect from the second payment on the first day of the month commencing on each annual quarter.

9. The Lessee shall be responsible for all the on-going payments associated with the use of the Premises during the Lease Period, including municipal assessment rates, accounts for water, electricity, gas, telephone (including the cost of the extensions and the installation thereof), maintenance and air conditioning. Debiting shall be effected in the manner ordinarily applied by the RAD-Bynet Group from time to time (as the Lessor shall determine).

10. The Lessee undertakes to enter into a management agreement with the Management Company of the building in the form attached to this Agreement as ANNEX D, and to sign any revision or addendum thereto, and it shall be obliged to comply with all its obligations in accordance with that agreement. Failure to sign an agreement with the Management Company or any breach of the agreement between the Lessee and the Management Company shall be regarded as a breach of this Agreement on the part of the Lessee, and it is expressly recorded that non payment of the management and maintenance fee to the Lessor or to the Management Company as required and on the due date thereof shall be deemed to be a fundamental breach of this Agreement on the part of the Lessee. Furthermore, it is recorded that the cleaning of the interior of the Premises is optional and is not comprised within the services which the Lessee shall receive from the Lessor or from the Management Company.

11. A delay of 3 or more months in any payment due by the Lessee under this Agreement shall constitute a fundamental breach of this Agreement by the Lessee and shall confer upon the Lessor the right to evict the Lessee forthwith. Without prejudice to the Lessor's right to evict the Lessee as aforesaid - this shall accord the Lessor the right to enforce such payment against the Lessee and inasmuch that the Lessee may have failed to effect such payment on due date thereof, the Lessee shall also be liable to pay the Lessor arrears interest on the amount so in arrears at the Libor rate applicable at such time plus 3% per month to date of actual payment. The receipt of the interest by the Lessor shall be in addition to its rights under this Agreement and under any law and the receipt thereof shall not be and shall not be considered as a waiver of any rights accorded to it in pursuance of this Agreement or under any law.


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12.      Upon the expiration of the Lease Period or termination thereof as defined in paragraph 2 above, as the case may be, the Lessee undertakes to restore the Premises and the appurtenances therein to the same condition as they had been received after effecting the alterations to the Basic Condition of the Premises and prior to carrying out any Further Alterations (if any), including re-painting and cleaning as set forth in paragraph 3 above, save for normal wear and tear resulting from ordinary and reasonable use or deterioration caused to the Premises during the Lease Period, notwithstanding ordinary and reasonable use by the Lessee or by a person on its behalf or under its authority, or as a result of VIS MAJOR.

13. The Lessee shall be liable for damage caused as a result of the lease and the use of the Premises by it and/or by its agents and/or by its invitees and/or any person on its behalf. The Lessee shall repair any damage as aforesaid in accordance with the Lessor's requirements.

14. The Lessee is an insured within the framework of the insurance held by the RAD-Bynet Group and shall remain such an insured for the entire Lease Period as shall be customarily applied by the Group from time to time.

15. The Lessee shall not be entitled to transfer any part of its rights in and to the Premises.

16. Should the level of the holdings of Yehuda Zisapel and Zohar Zisapel decline, directly or indirectly below 25% of the issued share capital of the Lessee, and this as a guarantee for the fulfilment of all the obligations of the Lessee under this Agreement, the Lessee shall deposit with the Lessor, immediately upon receipt of the Lessor's initial request, and to its order, an autonomous unconditional, transferable bank guarantee, capable of foreclosure in its entirely or in stages at any time without attributing any reason therefor; in an amount in new Israeli shekels equal to 6 months rental, including management fees, calculated at the rate applicable at the time of the issue of such bank guarantee. The guarantee shall be linked to the Consumer Price Index. The guarantee shall be valid for the entire Lease Period then remaining at the time of receipt of the Lessor's initial request, plus 3 months, and the validity thereof shall be renewed from time to time, one month prior to the date on which such validity is due to lapse, up to the expiration of the Option Period plus 3 months after the expiration of such Option Period. The guarantee shall be duly stamped and all costs involved in the issue thereof shall be due solely be the Lessee.


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17.      Remarks :

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                 RAD                                     RADVISION LTD.

      --------------------------------                   ------------------
      RAD Data Communications Ltd.                       RADVision Ltd.


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                                     ANNEX A


                               [Diagram of Premises]


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                                     ANNEX C


                       [Principal Lease available in files at
                           principal office of the Lessor]


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                                     ANNEX D


                      [Management agreement available on file
                          at principal offices of Lessor]


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                                     ANNEX E


                             [Diagram of alterations]